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                                                                 EXHIBIT 23.1(B)

                         INDEPENDENT AUDITORS' CONSENT


     We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 33-56813 of American Premier Group, Inc. of the reports of Deloitte & Touche dated February 16, 1994 regarding American Premier Underwriters, Inc. appearing in and incorporated by reference in the Annual Report on Form 10-K of American Premier Underwriters, Inc. for the year ended December 31, 1993. We also consent to the incorporation by reference in such Registration Statement of the reports of Deloitte & Touche dated February 18, 1994 and March 24, 1992 regarding General Cable Corporation and American Annuity Group, Inc., respectively which are included in the Annual Report on Form 10-K of American Financial Corporation for the year ended December 31, 1993, as amended. We also consent to the reference to Deloitte & Touche LLP under the heading "Experts" in the Prospectus, which is part of such Registration Statement.


DELOITTE & TOUCHE LLP
Cincinnati, Ohio

January 20, 1995